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                                                                   EXHIBIT 10.42


                               UNLIMITED GUARANTY

            THIS GUARANTY is made as of November 25, 1997 by THE EDISON PROJECT L.P., a Delaware limited partnership (the "Guarantor"), to and with BANKBOSTON, N.A. (the "Bank"), a national banking association with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

                                    RECITALS

            A. Seven Hills Charter School, Inc., a Massachusetts corporation, and Seven Hills Charter School, a Massachusetts body corporate formed under Section 89 of Chapter 71 of the Massachusetts General Laws (together, the "Borrowers"), and the Bank are entering into a Loan Agreement of even date herewith (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for a certain term loan to be made by the Bank to the Borrowers. Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

            B. The Guarantor has received, and expects to receive, substantial direct and indirect benefits from the Borrowers pursuant to the Loan Agreement which benefits are hereby acknowledged.

            C. It is a condition to the Bank's willingness to enter into the Loan Agreement and provide to the Borrowers the financing contemplated thereby that the Guarantor shall have guaranteed, subject to the terms hereof, the obligations of the Borrowers under the Note issued pursuant to the Loan Agreement and certain other agreements as hereinafter provided, including, without limitation, the punctual payment under the Note of both principal and interest.

            D. The Guarantor will benefit materially from the extension of credit to the Borrowers contemplated by the Loan Agreement and wishes, and has voluntarily and freely agreed, to guaranty the payment of the aforesaid obligations, as hereinafter provided.

            NOW, THEREFORE, in order to induce the Bank to enter into the aforesaid loan transaction and to make said loan to the Borrowers, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:


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            1.      GUARANTY.

                    (a) The Guarantor, as primary obligor and not merely as surety, hereby absolutely, unconditionally and irrevocably guarantees (i) the performance of all obligations of the Borrowers under the Loan Agreement;
(ii) the due and punctual payment in full (and not merely the collectibility) of the Note, including without limitation all principal thereof and all interest payable thereon, at the interest rates provided therein and in the Loan Agreement and regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of either Borrower or the Guarantor (a "Reorganization"), in each case when due and payable, according to the terms of the Note and the Loan Agreement, whether at stated maturity, by reason of acceleration or otherwise; (iii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or under the terms of, the Note or the Loan Agreement, whether at stated maturity, by reason of acceleration or otherwise; (iv) the due and punctual payment in full (and not merely the collectibility), performance and observance of all of the other indebtedness, liabilities, obligations, terms, covenants and conditions contained in the Loan Agreement, the Notes and the Security Documents executed by the Borrowers, whether now or hereafter existing, on the part of either Borrower to be paid, performed or observed; (v) the accuracy of the representations and warranties made by the Borrowers in the Loan Documents; and (vi) the due and punctual payment and performance in full (and not merely the collectibility) of any and all other future advances and other obligations, indebtedness, obligations and liabilities of either Borrower to the Bank of every kind and description arising under the Loan Agreement, the Note or any of the Security Documents, whether now existing or hereafter arising, whether direct, indirect or contingent, whether secured or unsecured, and howsoever evidenced, incurred or arising, including without limitation any future loans and advances made to either Borrower by the Bank prior to, during or following any Reorganization (all of the foregoing being collectively hereinafter referred to as the "Obligations"). All Obligations paid by the Guarantor hereunder shall be paid in U.S. Dollars at the place of payment designated therefor by the Bank in immediately available funds.

                    (b) This Guaranty (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time) and all obligations, indebtedness or liabilities of the Guarantor arising hereunder shall be secured by the Pledge Agreement (collectively with this Guaranty and any and all other agreements now or hereafter securing this Guaranty, the "Guaranty Documents").

                    (c) Notwithstanding any provision contained in this Guaranty or any other Guaranty Document to the contrary, it is the intention and agreement of the


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Guarantor and the Bank that the Obligations of the Guarantor under this
Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor in favor of the Bank shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor and the Bank that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Bank created by other provisions of this Guaranty shall remain valid and enforceable.

                    (d) Likewise, if any sums which the Bank may be otherwise entitled to collect from the Guarantor under this Guaranty shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Guarantor's obligations under this Guaranty, it is the stated intention and agreement of the Guarantor and the Bank that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Bank from the Guarantor and such excess sums shall nevertheless survive as a subordinate obligation of the Guarantor, junior in right to the claims of general unsecured creditors, but prior to the claims of equity holders in the Guarantor. This provision shall control every other provision of the Guaranty Documents.

            2. SUBSEQUENT CHANGES. The Guarantor expressly agrees that the Bank may, in its sole and absolute discretion, without prior notice to or further assent of the Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder: (i) waive compliance with, or any default under, or grant any other indulgences with respect to, the Obligations; (ii) grant extensions or renewals of or with respect to the Obligations, and/or effect any release, compromise or settlement in connection therewith; (iii) agree to the substitution, exchange, release or other disposition of the Borrowers or of all or any part of the collateral securing the Obligations; (iv) assign or otherwise transfer the Obligations, including without limitation this Guaranty and the other Guaranty Documents, or any interest therein; and (v) settle or compromise any or all of the Obligations with the Borrowers, and/or any other person or persons liable therein, and/or subordinate the payment of same or any part hereof to the payment of any other debts or claims which may at any time be due or owing to the Bank and/or other person; provided that the Bank shall provide the Guarantor reasonable written notice of each of the foregoing.

            3. DIRECT AND ABSOLUTE OBLIGATION. The liability of the Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by the Bank of any remedies it may have against the Borrowers or any other party with respect to the Obligations, whether pursuant to the terms of the Loan


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Documents or otherwise. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the genuineness, validity, regularity, enforceability or priority of the Loan Documents, the Obligations or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor and without regard to any counterclaim, setoff, declaration or defense of any kind which any party obligated under the Loan Documents or any other document evidencing or securing any of the Obligations may have or assert. No exercise or nonexercise by the Bank of any right given to it hereunder or under the Loan Documents, and no change, impairment or suspension of any right or remedy of the Bank shall in any way affect any of the Guarantor's obligations hereunder or give the Guarantor any recourse against the Bank. Without limiting the generality of the foregoing, the Bank shall not be required to make any demand on the Borrowers and/or any other party, or otherwise pursue or exhaust its remedies against the Borrowers or any other party, before, simultaneously with or after enforcing its rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor, either in the same action, if any, brought against the Borrowers and/or any other party, or in separate actions, as often as the Bank, in its sole discretion, may deem advisable. Notwithstanding any term or provision of this Guaranty to the contrary, the Bank's rights and remedies under this Guaranty shall be subject to its obligations under SECTION 8.2 of the Loan Agreement.

            4. WAIVERS. (a) The Guarantor hereby expressly waives: (i) diligence, presentment and demand for payment and protest of nonpayment; (ii) notice of acceptance of this Guaranty and of presentment, demand, dishonor and protest; (iii) notice of any default hereunder or under the Loan Documents or any other Obligations and of all indulgences, other than notices required under
SECTION 8.2 of the Loan Agreement; (iv) demand for observance or performance of, or enforcement of, any terms or provisions of this Guaranty or the Loan Documents; (v) notice of any change in the rate at which interest accrues under the Loan Documents or the other Obligations; (vi) all other notices and demands otherwise required by law which the Guarantor may lawfully waive; and (vii) the right to assert in any action or proceeding hereupon any setoff, counterclaim or other claim which it may have against the Bank. As further consideration for the loan by the Bank to the Borrowers and as a material inducement to the Bank to make the loan and accept this Guaranty, the Guarantor hereby irrevocably waives, disclaims and relinquishes all claims, whether based in equity or law, whether by contract, statute or otherwise, that the Guarantor might now or hereafter have against the Borrowers or any other Person that is primarily or contingently liable on the Obligations guarantied hereby or that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, but not limited to, any right of subrogation, reimbursement, exoneration,



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contribution, indemnification or participation in any claim or remedy of the
Borrowers against the Bank or any collateral security that the Bank now has or hereafter acquires.

                    (b) The Guarantor is presently informed of the financial condition of the Borrowers and of all of the circumstances which a reasonably diligent inquiry would reveal and which bear upon the risk of nonpayment of the obligations. The Guarantor hereby covenants and agrees that the Guarantor will continue to keep itself informed of the Borrowers' financial condition, the status of other guarantors, sureties, or other parties liable with respect to the Obligations, if any, and of all of the circumstances which bear upon the risk of nonpayment.

            5. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWERS. If for any reason either of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrowers or either of them by reason of either of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

            6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Bank (which representations and warranties shall survive the delivery of this Guaranty) that:

                    (a) The Guarantor (i) is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in each jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Guarantor, (ii) has full power and authority to own its properties and assets and to carry on its business as now being conducted and as presently contemplated, and (iii) has full power and authority to execute and deliver, and perform its obligations under, the Guaranty Documents to which it is a party or signatory;

                    (b) The execution and delivery of, and performance by the Guarantor of its obligations under this Guaranty and under the Guaranty Documents do not, and



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upon execution of the Guaranty Documents, will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or any indenture, agreement or other instrument to which the Guarantor or its corporate general partner is a party, or by which the Guarantor or its corporate general partner is bound, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor or its corporate general partner pursuant to, any such indenture, agreement or instrument. Each of the Guaranty Documents constitutes and, upon the execution thereof, will constitute the valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms subject, however, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

                    (c) The Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person or entity, in connection with or as a condition to the execution, delivery or performance of any of the Guaranty Documents other than such as shall have already been obtained by the Guarantor.

                    (d) There is not now, and upon the execution of the Guaranty Documents there will not be, any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, now pending or, to the knowledge of the Guarantor, threatened (nor is any basis therefor known to the Guarantor), (i) which questions the validity of any of the Guaranty Documents, or any action taken or to be taken pursuant hereto or thereto, or (ii) against or affecting the Guarantor which, if adversely determined, either in any case or in the aggregate, would have a material adverse effect on the condition (financial or other), business, results of operations, prospects or properties of either Borrower.

                    (e) The Guarantor is currently solvent and, upon the execution of the Guaranty Documents, will be solvent and the Guarantor's obligations under this Guaranty do not render the Guarantor insolvent; the Guarantor is not contemplating either the filing of a petition by the Guarantor under any state or federal bankruptcy or insolvency laws or, the liquidating of all or a major portion of its property; and the Guarantor has no knowledge of any person contemplating the filing of any such petition against it.




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            8.      AFFIRMATIVE AND NEGATIVE COVENANTS.  The Guarantor hereby
covenants and agrees that, until payment in full of the Obligations, the Guarantor will:

                    (a) Promptly upon circulation thereof, and in any event within ten (10) Business Days after such circulation, provide the Bank with copies of its annual audited financial statements and its quarterly, management prepared financial statements.

                    (b) As soon as reasonably possible after any material adverse change in the Guarantor's financial condition, provide the Bank such other information regarding the Guarantor's assets, business, affairs and financial condition as the Bank may reasonably request.

                    (c) Permit employees, agents and representatives of the Bank, upon reasonable notice and, to the extent permitted by applicable law, rules and regulations, to inspect, during normal business hours, its premises and its books and records and, subject to customary confidentiality measures, to make abstracts or reproductions thereof; provided, however, no such notice shall be required if an Event of Default has occurred and is continuing.

                    (d) Maintain its Tangible Net Worth at all times at $ 17,000,000 or more. As used herein, the term "Tangible Net Worth" shall mean the Guarantor's total tangible assets minus its total liabilities, determined in accordance with generally accepted accounting principles.

                    (e) Not enter into any agreement (excluding this Guaranty) prohibiting the Guarantor from amending or otherwise modifying this Guaranty.

                    (f) Not take any action or permit any action to be taken (over which the Guarantor has direct or indirect control) which could reasonably be expected to cause or result in a Default under the Loan Agreement or otherwise to have a material adverse effect on (i) the condition (financial or other), business, results of operations, prospects or properties of either Borrower or the Guarantor or (ii) on the ability of the Borrowers or the Guarantor to fulfill their respective obligations under the Loan Documents.

            9. EVENTS OF DEFAULT. In each case of the happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

                    (a) default by the Guarantor in the payment of any Obligation;



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                    (b)      default by the Guarantor in the observance or
performance of any other obligation, covenant or agreement contained in this Guaranty or in any other Guaranty Document which shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Guarantor's actual discovery of such default or (ii) written notice thereof from the Bank to the Guarantor, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; and

                    (c) the occurrence of any "Event of Default" as defined in the Loan Agreement, or in any agreement now or hereafter securing the Note, or in any agreement now or hereafter evidencing or securing any of the Obligations, then and upon any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Bank (or automatically in the case of certain Events of Default as specified in the Loan Agreement), the Note and the Obligations and any and all other obligations of the Borrowers and the Guarantor and any of them to the Bank shall for the purposes of this Guaranty immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Obligations to the contrary notwithstanding.

            10. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the address indicated below.

            If to the Bank addressed to it at:

                        BankBoston, N.A.
                        100 Federal Street
                        Boston, Massachusetts 02110
                        Attention:  Mr. Steven M. Nocka
                        Facsimile No.: (617) 434-3552

            with a copy (which shall not constitute notice) to:

                        Elizabeth H. Munnell, Esq.
                        Edwards & Angell
                        101 Federal Street
                        Boston, Massachusetts 02110
                        Facsimile No.: (617) 439-4170




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            If to the Guarantor addressed to it, at:

                        The Edison Project L.P.
                        366 NationsBank Center
                        550 Main Street
                        Knoxville, Tennessee 37902
                        Attention:  Laura Eshbaugh
                        Facsimile No.: (423) 546-1090

            with copies (which shall not constitute notice) to:

                        The Edison Project Inc.
                        529 Fifth Avenue - 16th Floor
                        New York, New York 10175
                        Attention:  Chief Financial Officer
                        Facsimile No.: (212) 309-1604

                        and

                        Cadwalader, Wickersham & Taft
                        100 Maiden Lane
                        New York, New York 10038
                        Attention:  John F. Fritts, Esq.
                        Facsimile No.: (212) 504-6666

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given when delivered by hand, by overnight courier, by certified mail, return receipt requested, or by facsimile transmission, in each case provided that such delivery is confirmed.

            11. PLACE OF PAYMENT. Any payments made by any Guarantor under the provisions of this Guaranty shall be made to the Bank at its office at the address set forth above unless some other address is hereafter designated to the Guarantor in writing by the Bank.

            12. SETOFF. The Guarantor hereby agrees that the Bank shall have a lien and a right to setoff for all liabilities, whether or not matured, arising out of this Guaranty upon and against all deposits, loans, and property of the Guarantor now or hereafter in



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the possession or control of the Bank, whether or not the Bank is otherwise fully secured.

            13. TERMINATION OF UNLIMITED GUARANTY. This Guaranty is a continuing Guaranty and shall remain in full force and effect until the indefeasible payment in full in cash or performance in full, as applicable, of the Obligations.

            14. BORROWERS' INSOLVENCY. The obligations of the Guarantor to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Borrowers or their respective estates, in bankruptcy or reorganization resulting from the operation of any present or future provision of the U.S. Bankruptcy Code or other statute or from the decision of any court. The Guarantor agrees that in the event any amounts referred to herein are paid in whole or in part by the Borrowers or the Guarantor, the Guarantor's liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered from the Bank as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. The Guarantor further agrees that this Guaranty includes the costs incurred by the Bank in defending any claim or suit seeking such recovery.

            15. NONWAIVER OF RIGHTS. All rights and remedies afforded to the Bank by reason of this Guaranty and the Loan Documents or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by the Bank in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by the Bank unless in writing and duly executed. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of the Bank, and no single or partial exercise of any right or remedy hereunder shall preclude further exercise of any other right or remedy.

            16. WAIVER OF JURY TRIAL. THE GUARANTOR AGREES THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OTHER GUARANTY DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE GUARANTOR AND THE BANK, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE



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PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE
GUARANTOR AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE BANK AND THE GUARANTOR HAVE NOT AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

            17. CONSENT TO JURISDICTION. THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE GUARANTOR'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTY DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

            18. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in said state. It is intended that this Guaranty shall take effect as a sealed instrument.

            19. SUCCESSORS. This Guaranty shall inure to the benefit of, and be enforceable by, the Bank and its successors and assigns, and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns.

            20. SEVERABILITY. In case this Guaranty or any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been included.

            21. SECTION HEADINGS. The section headings in this Guaranty are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

            22. INCONSISTENCIES. Any inconsistencies between the provisions of this Guaranty and the Loan Agreement shall be governed by a reference to the provisions of the Loan Agreement.

                      "THE NEXT PAGE IS THE SIGNATURE PAGE"




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            IN WITNESS WHEREOF, each party hereto has caused this Guaranty to be duly executed by its duly authorized officer under seal as of the day and year first above written.

                  GUARANTOR:

                  THE EDISON PROJECT L.P.

                  BY:         THE EDISON PROJECT INC., ITS GENERAL PARTNER


                  By:             /s/ Laura Eshbaugh
                              -------------------------
                              Laura Eshbaugh, President

                  BANK:

                  BANKBOSTON, N.A.


                  By:             /s/ D. Eliot Klein
                              ------------------------
                              D. Eliot Klein, Director



                  By:             /s/ Steven M. Nocka
                              -------------------------------
                              Steven M. Nocka, Vice President




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